                                               Registration No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            Summit Technology, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2897945
                    (I.R.S. Employer Identification Number)

                                21 Hickory Drive
                         Waltham, Massachusetts  02154
                    (Address of Principal Executive Offices)

                 Summit Technology, Inc. 1987 Stock Option Plan
                            (Full Title of the Plan)

                       David F. Muller, Ph.D., President
                            Summit Technology, Inc.
                                21 Hickory Drive
                               Waltham, MA  02154
                    (Name and Address of Agent for Service)

                                With a copy to:

                             Lauren Jennings, Esq.
                           Goldstein & Manello, P.C.
                              265 Franklin Street
                               Boston, MA  02110
                                 (617) 439-8900

                                 (617) 890-1234
          Telephone Number, Including Area Code, of Agent for Service.

                       CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
           Title of                  Maximum    Maximum
           Securities    Amount      Aggregate  Aggregate    Amount of
           to be         to be       Price Per  Offering     Registration
           Registered    Registered  Unit (1)   Price (1)    Fee
           ------------  ----------  ---------  ----------   ------------
           Common Stock  250,000     $38.75     $9,687,500   $3,340.50

           (1) Based on the average of the high and low prices reported by the National Association of Securities Dealers Automated Quotation National Market System on July 12, 1995.

The contents of the registrant's registration statement on Form S-8, No. 33-25169, filed with the Commission on November 15, 1988, are hereby incorporated by reference.

        The opinion of counsel as to the legality of the securities being registered and the consent of such counsel to the inclusion of the opinion in this Registration Statement is attached as Exhibit 5 hereto. The consent of the independent auditors to the use of financial statements incorporated by reference in this Registration Statement is attached as Exhibit 23(a) hereto.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts, on the 18th day of July, 1995.

                                              SUMMIT TECHNOLOGY, INC.


                                              By: /s/ David F. Muller
                                                 -----------------------------
                                                  David F. Muller
                                                  President, Chief Executive
                                                  Officer and Chairman of the
                                                  Board

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                 Signature              Title                        Date
                 ---------              -----                        ----
           /s/ David F. Muller          President, Chief          July 18, 1995
           -------------------------    Executive Officer
           David F. Muller              and Chairman of the
                                        Board

           /s/ Rajiv P. Bhatt           Treasurer and             July 18, 1995
           -------------------------    Chief Financial
           Rajiv P. Bhatt               Officer

           /s/ Jeffrey A. Bernfeld      Director                  July 18, 1995
           -------------------------
           Jeffrey A. Bernfeld

           /s/ Richard F. Miller        Director                  July 18, 1995
           -------------------------
           Richard F. Miller

                                        Director                  July ___, 1995
           -------------------------
           John A. Norris

           /s/ Richard M. Traskos       Director                  July 18, 1995
           -------------------------
           Richard M. Traskos


                                 EXHIBIT INDEX


           Exhibit Number                           Description
           --------------                           -----------
                  5                                 Opinion of Counsel
                 23(a)                              Accountants' Counsent
                 23(b)                              Consent of Counsel
                                                    (included in Exhibit 5)